UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2012, Pure Bioscience, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with the fifteen investors identified therein, pursuant to which the Company issued and sold to such investors an aggregate of 2,601,000 shares of the Company’s common stock and warrants (the “Warrants”) to purchase an aggregate of 650,250 shares of the Company’s common stock at the closing under the agreement.  The shares were sold to the investors at a per share purchase price of $0.25, resulting in approximately $650,250 in aggregate proceeds to the Company.  The Warrants have a five-year term, become exercisable six months after the date of their issuance, and will have an exercise price equal to the product of (i) the closing price of the Company’s common stock on the date of the closing, multiplied by (ii) 1.25 (subject to adjustment as set forth in the Warrants).

Pursuant to the terms of the Purchase Agreement, the investors have certain piggyback registration rights with respect to the shares sold pursuant to the Purchase Agreement, the Warrants and the shares issuable upon exercise of the Warrants (collectively, the “Securities”), which rights are subject to certain conditions as set forth in the Purchase Agreement and are applicable in the event that the Company proposes to register under the Securities Act of 1933 (the “Securities Act”) any of its capital stock or other securities in connection with a public offering of such securities pursuant to a registration statement filed on or after the three month anniversary of the closing under the Purchase Agreement.

None of the Securities have been registered under the Securities Act or any state securities laws and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Regulation D promulgated thereunder, based on the lack of any general solicitation or advertising in connection with the sale of the Securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it is purchasing the Securities for its own account and without a view to distribute them; and the Company’s issuance of the Securities as restricted securities.  The Securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements, and this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Securities.

The foregoing description of the Purchase Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. A copy of the Purchase Agreement and the Warrant are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The Purchase Agreement has been included to provide investors with information regarding its terms, and the Purchase Agreement is not intended to provide any other factual information about the Company. The Purchase Agreement contains representations and warranties that the Company has made to the investors named therein. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has provided to those investors, which contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated June 29, 2012, among Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto.
10.2	Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: July 6, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer, Interim Chief Financial Officer